EXHIBIT 21.0

                SUBSIDIARIES OF GREATER ATLANTIC FINANCIAL CORP.


NAME                                                     STATE OF INCORPORATION

Greater Atlantic Bank                                    United States

Greater Atlantic Mortgage Corporation                    Maryland